UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2016

Commission File Number: 001-33417

OCean power technologies, inc.

(Exact name of Registrant as specified in its charter)

Delaware	22-2535818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1590 Reed Road

Pennington, NJ 08534

(Address of principal executive offices)

(609) 730-0400

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2016, Ocean Power Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional purchasers (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell an aggregate of 417,000 shares of common stock together with warrants to purchase up to an aggregate of 145,950 shares of common stock. Each share of common stock is being sold together with a warrant to purchase 0.35 of a share of common stock at a combined purchase price of $4.60. The net proceeds to the Company from the offering are expected to be approximately $1.6 million, after deducting placement agent fees and estimated offering expenses payable by the Company, but excluding the proceeds, if any, from the exercise of the warrants issued in the offering. The offering is expected to close on or about June 7, 2016, subject to customary closing conditions.

The warrants will have an exercise price of $6.04 per share, will be exercisable on the date that is six months and one day from the date of issuance, and will expire five years following the date of issuance.

Pursuant to an agreement dated June 2, 2016 (the “Placement Agency Agreement”), the Company engaged Roth Capital Partners, LLC and Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC (the “Placement Agents”) to act as placement agents in connection with the issuance and sale of the shares and warrants. The Company has agreed to pay the Placement Agents a fee equal to 6.0% of the aggregate gross proceeds from the offering, excluding the proceeds, if any, from the exercise of the warrants. The Company also agreed to reimburse the Placement Agents for their out of pocket and legal expenses in connection with the offering in an amount not to exceed $35,000.

The offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-209517) declared effective by the Securities and Exchange Commission (“SEC”) on April 26, 2016 and a prospectus supplement thereunder dated June 2, 2016. A copy of the opinion of Cozen O’Connor relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto. On June 2, 2016, the Company also issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Placement Agency Agreement, Purchase Agreement and the warrants are not complete and are qualified in their entireties by reference to the full text of the Placement Agency Agreement, the form of Purchase Agreement and form of warrant, copies of which are attached to this report as Exhibit 99.2, Exhibit 99.3 and Exhibit 4.1, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock
5.1	Opinion of Cozen O’Connor
23.1	Consent of Cozen O’Connor (included in Exhibit 5.1)
99.1	Press release
99.2	Placement Agency Agreement, dated June 2, 2016, by and among Ocean Power Technologies, Inc., Roth Capital Partners, LLC and Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC.
99.3	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016	Ocean Power Technologies, Inc.

	By:	/s MARK A. FEATHERSTONE
	Name:	Mark A. Featherstone
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock
5.1	Opinion of Cozen O’Connor
23.1	Consent of Cozen O’Connor (included in Exhibit 5.1)
99.1	Press release
99.2	Placement Agency Agreement, dated June 2, 2016, by and among Ocean Power Technologies, Inc., Roth Capital Partners, LLC and Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC.
99.3	Form of Securities Purchase Agreement